EXHIBIT 3.1

                              AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION OF

                               SYNC RESEARCH, INC.


     The following Amended and Restated Certificate of Incorporation of Sync Research, Inc. amends and restates the provisions of and supersedes the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 12, 1995 in its entirety.

                                   ARTICLE I

     The name of the corporation is Sync Research, Inc. (the "Corporation").

                                   ARTICLE II

     The purpose of the Corporation is to engage in any lawful action or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE III

     This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Fifty-Two Million (52,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), par value $.001 per share, and the number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000), par value $.001 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is hereby authorized, within the limitations and restrictions prescribed by law or stated in this Certificate of Incorporation, and by filing a certificate pursuant to applicable law of the State of Delaware, to provide for the issuance of Preferred Stock in series and (i) to establish from time to time the number of shares to be included in each such series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rates, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and
(iii) to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                 ARTICLE IV

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE V

     The Corporation is to have perpetual existence.

                                 ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE VII

     The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

                                 ARTICLE VIII

     The election of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE X

     A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     C. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XI

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE XII

     If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

                                   ARTICLE XIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the corporation in accordance with the provisions of Section 242 and 245 of the General Corporate Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on November 16, 1995.


                                       /s/ John H. Rademaker
                                       ----------------------------------
                                       John H. Rademaker, President

                                       /s/ Ronald J. Scioscia
                                       ----------------------------------
                                       Ronald J. Scioscia, Secretary

     The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at Irvine, California on November 16, 1995.


                                       /s/ John H. Rademaker
                                       ----------------------------------
                                       John H. Rademaker, President

                                       /s/ Ronald J. Scioscia
                                       ----------------------------------
                                       Ronald J. Scioscia, Secretary

                         CERTIFICATE OF AMENDMENT OF

                             AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

                                       OF

                              SYNC RESEARCH, INC.


     The undersigned hereby certifies that:

     1. He is the duly elected and acting Vice President of Finance and Administration of Sync Research, Inc., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on September 12, 1995.

     3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment adds the following paragraph to the end of Article III of this corporation Amended and Restated Certificate of Incorporation:

     "At 12:00 a.m. Eastern Standard Time on June 28, 1999, each outstanding share of this corporation's Common Stock shall be converted and reconstituted into 0.20 of a share of this corporation's Common Stock (the "COMMON REVERSE SPLIT"). In lieu of the issuance of fractional shares, this corporation shall pay to the holder thereof in cash an amount equal to the fraction of a share to which such holder is entitled after applying the Common Reverse Split to each certificate representing shares of Common Stock then held by such holder multiplied by the closing bid price of the corporation's Common Stock on June 28, 1999. Shares of Common Stock that were outstanding prior to the Common Reverse Split, and that are not outstanding after and as a result of the Common Reverse Split, shall resume the status of authorized but unissued shares of Common Stock."

     4. The foregoing Certificate of Amendment has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Executed at Irvine, California, June 25, 1999.


                                       /s/ William K. Guerry
                                       ------------------------------------
                                       William K. Guerry, Vice President of
                                       Finance and Administration and Secretary